UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2013

JANEL WORLD TRADE, LTD.

 (Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

150-14 132nd Avenue, Jamaica, New York 11434

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2013, the Board of Directors of Janel World Trade, Ltd. (the “Company”) elected Vincent Iacopella to fill the vacancy on the Board resulting from the resignation of James N. Jannello. Mr. Iacopella will serve until his successor is duly elected and qualified.

Mr. Iacopella was a member of the Board of Directors of the Company from 2004 until he resigned in April of this year to focus his full attention on his operational responsibilities for the Company as Managing Director of The Janel Group of Los Angeles, and has now agreed to return to the Board to fill the vacancy. The components of Mr. Iacopella’s compensation as an employee of the Company is described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012. For the Company’s fiscal year ended September 30, 2013, Mr. Iacopella’s total compensation as an employee of the Company was approximately $180,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL WORLD TRADE, LTD.
(Registrant)

Date: December 9, 2013	By:	/s/ William J. Lally
William J. Lally
Chief Executive Officer

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